Exhibit 10.20.1

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 1 to Master Repurchase Agreement, dated as of September 29, 2017 (this “Amendment”), by and among Nomura Corporate Funding Americas, LLC (“Buyer”) and Finance of America Commercial LLC (the “Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of August 18, 2017 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended is hereby amended by adding the following definition in its appropriate alphabetical order:

“High LTC Mortgage Loan” shall have the meaning set forth in the Pricing Side Letter.

SECTION 2. Schedule 1. Schedule 1 of the Existing Repurchase Agreement is hereby amended by deleting clause (bbb) in its entirety and replacing it with the following:

(bbb) Loan-to-Cost Ratio. The Loan-to-Cost Ratio (x) for each Mortgage Loan other than a High LTC Mortgage Loan, does not exceed [***] and (y) for each High LTC Mortgage Loan, does not exceed [***].

SECTION 3. Conditions Precedent. This Amendment shall become effective on the date hereof, subject to the satisfaction of the following conditions precedent:

(a) Buyer’s receipt of this Amendment, executed and delivered by the Seller and the Buyer, in form and substance satisfactory to Buyer; and

(b) Buyer’s receipt of the Amendment No. 1 to Pricing Side Letter, executed and delivered by the Seller and the Buyer, in form and substance satisfactory to Buyer.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Counterparts may be delivered electronically.

SECTION 6. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ Sanil Patel
Name:	Sanil Patel
Title:	Managing Director

Signature Page to Amendment No. 1 to Master Repurchase Agreement (Nomura/FACo)

FINANCE OF AMERICA COMMERCIAL LLC

By:	/s/ Robert Conway
Name:	Robert Conway
Title:	Treasurer

Signature Page to Amendment No. 1 to Master Repurchase Agreement (Nomura/FACo)